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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") by and between, Design Automation Systems, Inc. (the "Company"), and Carl Rose, ("Employee") is hereby entered into and effective as of the close, of business on December 31, 1998. This Agreement hereby supersedes, any other employment agreements or understandings, written or oral, between the parties.

                                    RECITALS

The following statements are true and correct:

      As of the date of this Agreement, the Company is engaged primarily in the business of providing computer system integration, specializing in UNIX client server architecture and its components, and offering system management services with a complete software, selection.

    Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of, Employee's employment with the Company, will be instrumental in the, development of the Company's business and has and will continue to, become familiar with and aware of information as to the Company's, customers, specific manner of doing business, including the, processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and, will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable, good will of the Company.

      Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of, each, it is hereby agreed as follows:

                                   AGREEMENTS

1.   EMPLOYMENT AND DUTIES.

     (a) The Company hereby employs Employee as Chief Executive Officer. As such, Employee shall have the responsibilities, duties, and authority reasonably accorded to and expected of such position, and such other duties as are assigned to him and will report, directly to the Board of Directors. Employee hereby accepts this, employment upon the terms and conditions herein contained and, subject to Section 1 (c), agrees to devote such time, attention and, efforts as are reasonably necessary to promote and further the, business of the Company.

     (b) Employee shall adhere to, execute and fulfill all reasonable and uniformly applied policies established by the, Company.

     (c) Employee shall not, during the term of Employee's employment hereunder, be engaged in any other business activity, pursued for gain, profit or other pecuniary advantage if such, activity interferes with Employee's duties and responsibilities, hereunder. The foregoing limitations shall not be construed as, prohibiting Employee from making personal investments in such form, or manner as will

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neither require Employee's services in the, operation or affairs of the companies or enterprises in which such, investments are made nor violate the terms of Section 3 hereof.

    2. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

     (a) BASE SALARY. The base salary payable to Employee shall be $300,000.00 per year, payable twice monthly on the 5th and 20th.

     (b) INCENTIVE BONUS. Employee shall be entitled to receive the following bonus compensation: Fifty (50%) percent of the base, salary paid in equal quarterly installments. On at least an annual, basis the Board of Directors will review Employee's performance and, make increases to such base salary and bonuses as appropriate.

     (c) EXECUTIVE PERQUISITES, BENEFITS AND OTHER COMPENSATION. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as, specified below:

         (i) Admittance for participation for Employee under health, hospitalization, disability, dental, life and other, insurance plans that the Company may have in effect from, time to time, with the benefits provided to Employee, under this clause (i) to be at least equal to such, benefits provided to key executives.

         (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of Employee's services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement and in a format and manner consistent with expense reporting policy of the Company.

         (iii) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board of Directors and participation in all other the Company-wide employee benefits as available from time to time.

3.   NON-COMPETITION AGREEMENT.

     (a) Employee will not, during the period of Employee's employment by or with the Company, and for a period of one (1) year, immediately following the termination of Employee's employment, under this agreement for any reason other than the expiration of, its term or termination by the Company without cause, directly or, indirectly, for Employee or on behalf of or in conjunction with any, other person, persons, company, partnership, corporation or, business of whatever nature:

         (i) call upon any person who is, at that time, an employee of the Company in any capacity

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for the purpose or with the intent of enticing such employee away from or out of the employ of the Company; or,

         (ii) Call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time a customer of the Company for the purpose of soliciting or selling products or services in direct competition with the Company.

         The foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than three, percent (3%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter. The foregoing covenant shall not be deemed to prohibit Employee from any business practice authorized by the Board of Directors.

         (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy Employee agrees that the foregoing covenant may be enforced by the Company in the event of breach by Employee, by injunctions and restraining orders.

         (c) It is agreed by the parties that the foregoing covenants in this
Section 3 impose a reasonable restraint on Employee in light of the activities and business of the Company on the date of the execution of this Agreement; but is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of this covenant, whether before or after the date of termination of the employment of Employee. For example, if, during the term of this Agreement, the Company engage in new and different activities, enter a new business or establish new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefor, then Employee will be precluded from soliciting the customers or employees of such new activities or business, except as specifically provided for herein.

         (d) The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and the Agreement shall thereby be reformed.

4.    PLACE OF PERFORMANCE.

         (a) Employee's duties shall be carried out in Houston, Texas except for occasional traveling which may be involved in the ordinary course of Employee's duties.

         (b) Notwithstanding the above, if Employee is requested by the Board to relocate and

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Employee refuses, such refusal shall not constitute cause for termination of this Agreement under the terms of Section 5(c).

         5. TERM; TERMINATION RIGHTS ON TERMINATION. The term of this Agreement shall begin January 1, 1999 and continue until December 31, 2004 (the Term), and, unless terminated sooner as, herein provided or at the end of the Term by either party, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal.
This Agreement and Employee's employment shall be terminated in any, one of the following ways:

         (a) DEATH. The death of Employee shall immediately terminate this Agreement with no severance compensation due to Employee's estate. In the event of Employee's death, Employee's estate shall be entitled to all Base Salary earned through the date of death and the pro rata portion of the Incentive Bonus, is any, then due Employee calculated through the end of the calendar month prior to the month in which Employee dies. The representative of Employee's estate shall also be entitled to exercise, for a period of one hundred twenty (120) days after Employee's death, the option covering all vested Option shares, if any, including but not limited to the pro rata portion of the Option Shares, if any, that would have vested in Employee through the date of his death if he had been employed by the Company on the next vesting date. At the end of this period, the option shall terminate as to all Option Shares with respect to which the option has not been exercised.

         (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from full-time duties hereunder for two (2) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such two (2) month period, but which shall not be effective earlier than the last day of such two (2) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume full-time duties at the conclusion of such notice period. Also, Employee may terminate Employee's employment hereunder provided Employee is unable to resume full-time duties at the conclusion of such notice period. Also, Employee may terminate Employee's employment hereunder if Employee's health should become impaired to an extent that makes the continued performance of Employee's duties hereunder hazardous to Employee's physical or mental health or life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (3) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this agreement is terminated as a result of Employee's disability, Employee shall receive from the Company sixty percent (60%) of the Base Salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is less, payable at regular pay intervals. The Company may satisfy this obligation through provision of a disability policy covering Employee that, meets the terms of this Section, with the premiums for such policy being paid by the Company.


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         (c) GOOD CAUSE. The Company may terminate the Agreement ten (10) days after written notice to Employee for good cause, which shall be: (1) Employee's gross negligence in the performance or intentional non-performance (either of which continuing for ten days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder; (2) Employee's willful, material and irreparable breach of this Agreement; (3) Employee's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (4) Employee's conviction of a felony crime; or
(5) chronic alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

         (d) WITHOUT CAUSE. At any time after the commencement of employment, the Company or Employee may, Without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Company. Should Employee be terminated by the Company without cause during the Term, Employee shall receive from the Company, at his option either six (6) months Base Salary (at the rate then in effect) payable in a lump-sum payment due on the effective date of termination or one year's Base Salary payable from time to time at regular intervals. Further, any termination without cause by the Company shall operate to invalidate the terms of Section 3. If Employee resigns or otherwise terminates Employee's employment without cause pursuant to this Section 5(d), Employee shall receive no severance compensation and the terms of Section 3 shall be fully enforceable.

         If termination of Employee's employment arises out of the Company's failure to pay Employee on a timely basis the amounts to which Employee is entitled under this Agreement or as a result of, any other breach of this Agreement by the Company, pursuant to the provisions of Section 17 below, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce Employee's rights hereunder. Further, none of the provisions of Section 3 shall apply in the event this Agreement is terminated as a result of a breach by the Company.

    6. RETURN OF THE COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or, on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data, pertaining to the business, activities or future plans of the, Company which are collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

    7. INVENTIONS. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or

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not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of the Company and which Employee conceives as a result of Employee's employment by the Company. Employee hereby assigns and agrees to assign all Employee's interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

    8. TRADE SECRETS. Employee agrees that Employee will not during or after the Term of this Agreement with the Company disclose the Specific terms of the Company's relationships or agreements with its respective significant vendors or customers or any other significant vendors or customers or any other significant and material trade secret of the Company, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

    9. INDEMNIFICATION. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil or administrative (other than an action by the, Company against Employee), by reason of the fact that Employee is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including attorneys' fees), judgments and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all reasonable attorneys' fees of such separate counsel. Employee will not be held liable to the Company for errors or omissions where Employee has not exhibited gross, willful and wanton negligence and, misconduct or performed criminal and fraudulent acts which materially damage the business of the Company. The indemnity provisions contained herein shall be deemed to extend to protect Employee to the maximum extent permitted by law.

         10. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and Employee's employment by the Company and the performance of Employee's duties hereunder will not violate or be a breach of any written agreement with a former employer, client or any other person or entity. Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any written non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of or prior to the date of this Agreement. Company agrees to indemnify Employee for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any third party that such third party may now have or may hereafter come to have against Employee where there was not a written

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non-competition agreement invention or secrecy agreement between Employee and such third party which was in existence as of or prior to the date of this Agreement and where Employee committed no illegal or fraudulent act.

         11. ASSIGNMENTS; BINDING EFFECT. Employee understands that Employee has been selected for employment by the Company on the basis of Employee's personal qualifications, experience and skills. Employee agrees, therefore, that Employee cannot assign all or any portion of Employee's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of Section 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

         12. COMPLETE AGREEMENT. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its, officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final complete and exclusive statement and expression of the Agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         13. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

               To the Company:            Design Automation Systems, Inc.
                                          3200 Wilcrest, Suite 370
                                          Houston, Texas 77042-3366

               with a copy to:            Ronald B. Pruitt
                                          2950 North Loop West, Suite 270
                                          Houston, Texas 77092

               To Employee:               Carl R. Rose
                                          1013 Oak Knoll Court
                                          Sugar Land, Texas 77478

         Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 13.


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         14. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         15. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by first mediation and then, if necessary, by arbitration, conducted before a panel of three (3) arbitrators in Houston, Texas, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in Sections 5(b) and 5(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company.

         16. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Texas with giving effect to Texas conflicts laws provisions.

         17. COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         COMPANY:


EMPLOYEE:                                DESIGN AUTOMATION SYSTEMS, INC.


/S/ CARL R. ROSE                       BY: /S/ CARL R. ROSE
-----------------------                   --------------------------------
CARL R. ROSE                               NAME: CARL R. ROSE
                                           TITLE: PRESIDENT

         This Agreement subject to approval of the Board of Directors of Design Automation Systems, Inc.

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         I, the Secretary of Design Automation Systems, Inc. do hereby certify that the Board of Directors approved this Agreement on the, 21st day of December, 1998.


                                            /S/ Robert Nelson, Secretary
                                            --------------------------------
                                            Robert Nelson, Secretary






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